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                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-306-04) pertaining to the Non-Statutory Stock Option Plan for the Directors and the Stock Incentive Plan of The Franklin Holding Corporation of our report dated February 17, 2000, with respect to the financial statements of Franklin Capital Corporation (formerly The Franklin Holding Corporation) included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                ERNST & YOUNG  LLP



New York, New York
March 20, 2000


                                 Exhibit 23 (ii)